Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 22, 1996, incorporated by reference in MTS Systems Corporation Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Minneapolis, Minnesota
June 5, 1997